Exhibit 99.1

Transforming Surgery: Open - like Access, Minimally Invasive

Vicarious Surgical LEGAL DISCLAIMERS This presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Vicarious Surgical’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward - looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation, expected development timelines, estimated total addressable market, the potential benefits of the Vicarious Surgical System compared to existing alternatives, and potential indications, are forward - looking statements that reflect the current beliefs and expectations of management. These forward - looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward - looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to maintain the listing of Vicarious Surgical’s Class A common stock on the New York Stock Exchange; the approval, commercialization and adoption of Vicarious Surgical’s initial product candidates and the success of its single - port surgical robot, called the Vicarious Surgical System, and any of its future product candidates and service offerings; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious Surgical System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical System; Vicarious Surgical’s ability to identify, in - license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; Vicarious Surgical’s intellectual property rights and its ability to protect or enforce those rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the Securities and Exchange Commission. Vicarious Surgical cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward - looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. All surgical images contained in this presentation are sourced from cadaveric procedures.

Vicarious Surgical Minimally Invasive Surgery Small incisions, but limited anatomical access, visualization and reach, especially in the abdomen. Open Surgery Full anatomical access, but high complications and difficult recovery. Today, Surgeons Choose Between Anatomical Access & Invasiveness Result: Many abdominal surgeries are still performed open, despite the known and agreed upon benefits of MIS. “We eliminate the tradeoff: open - surgery experience through a single incision.”

Vicarious Surgical Legacy Robot Adoption is Heavily Concentrated in Prostatectomy Not By Design, But By Limitation Current Robotics: Prostatectomy: Built as a General - Purpose System Multi - port entry, rigid arms, and limited freedom of motion. One size fits all approach. The Dominant Robotic Procedure >95% adoption rate Confined pelvic anatomy aligns with robot’s strengths: ● Operates well in a small, narrow space ● Straightforward setup & triangulation ● Stable visualization ● Tremor reduction There is massive upside in procedures that don’t fit existing systems.

Vicarious Surgical

High Adoption: Anatomy Fits Current Robot Strengths
Low Adoption: Anatomy Requires Open-Like Dexterity


Robotic
Open & Laparoscopic
Cholecystectomy
5%
Ventral Hernia
17%
Hysterectomy - Ben.
23%
Inguinal Hernia
34%
Colorectal
5%
Foregut
17%
Bariatrics
46%
Hysterectomy - Malig
35%
Prostatectomy
100%
Other Thoracic
13%
% of volume of procedures

Data collected from a center of excellence partner hospital system.

Beyond Prostatectomy:

Adoption Drops Sharply

Hernia repair, cholecystectomy, hysterectomy, and stomach/intestinal procedures require broad maneuverability, complex suturing and multi-quadrant access.

These indications remain largely non-robotic (>82%[1])

[1]VS ESTIMATES FROM 2022 LSI GLOBAL MARKET DATA

Vicarious Surgical One Small Incision. Unlimited Access. Open Surgery Access — Through a Single, Small Incision Current Robotic Systems Vicarious Surgical “We are redefining robotic surgery — expanding access to millions of procedures beyond the reach of today’s systems.” Prostate Prostate

Vicarious Surgical The World’s Most Advanced Surgical Robot — Designed to Bring Open - Like Access & Perspective in Abdominal Procedures Surgeon Empowered Natural motion and full anatomical reach for open - like surgery. Hospital Advantage New revenue streams, improved economics, scalable adoption. Future Ready Data - rich platform will enable AI automation.

Vicarious Surgical One Small Incision. Unlimited Access. Open Surgery Access — Through the Smallest Incision 360 ƒ camera articulation with 120 ƒ field of view provides expanded visualization of the operative field & self cleaning . Decoupled actuators enable additional intra - abdominal joints with advanced dexterity and anatomical reach. Instrument arms generate high forces needed for a broad range of soft - tissue indications . “We are redefining robotic surgery — expanding access to millions of procedures beyond the reach of today’s systems.”

Vicarious Surgical We Are Launching in Ventral Hernia Repair Starting Where Others Can’t Go: Redefining Abdominal Access With the ability to work up, down and even backwards, Vicarious Surgical can reach areas of the abdominal wall that are currently difficult or even impossible with other systems . The anterior abdominal wall is a conundrum for “straight”, rigid technology and as a result 54 % of all Ventral Hernias in the U . S . are still performed open . Vicarious Surgical’s unique capabilities may lead to better patient outcomes and operational efficiency in a procedure where it matters most. “We are redefining robotic surgery — expanding access to millions of procedures beyond the reach of today’s systems.”

Vicarious Surgical 5.6 Million abdominal procedures performed annually in the US 1 We Are Addressing Procedures That Are Not Currently Being Done with Today’s Robotics Vicarious Surgical is expanding the TAM for robotic surgery, not fighting for a slice of the current pie. 82% are still non - robotic. Indications: Hernia, Gallbladder, GI, Gynecology. Why: ڶ Current robotics: limited anatomical access with a steep learning curve ڶ Vast majority of these procedures are still performed open, leading to a large white - space opportunity 82% 18% 1 VS ESTIMATES FROM 2021 - 2024 LSI GLOBAL MARKET DATA AND 2019 BANK OF AMERICA GLOBAL MARKET RESEARCH .

Vicarious Surgical Vicarious Surgical is Positioned for a Different TAM 82% Non - Robotic (US abdominal procedures market 1 ) 18% Robot - Assisted 2 1 INCLUDES HERNIA, GALLBLADDER, GI, AND GYNECOLOGICAL PROCEDURES. 2 VS ESTIMATES FROM 2021 - 2024 LSI GLOBAL MARKET DATA AND 2019 BANK OF AMERICA GLOBAL MARKET RESEARCH

Vicarious Surgical Our Proprietary Technology is Secured By A Comprehensive IP Portfolio Covering All Major System Innovations 1 Single Port Insertion 9 DOF Instruments 360 ƒ Visualization Decoupled Actuators 18 37 39 17 Camera Surgeon Intra - abd. AI & cleaning Interface motion Automation 5 21 38 15 Ensures Freedom to Operate and Long - Term Competitive Moat. 43 granted/allowed patents 87 pending 130 total protections filed 1 PATENT APPLICATIONS MAY CLAIM MORE THAN ONE FEATURE.

Vicarious Surgical Trusted by Leading Visionary Investors Visionary investors share our belief: Vicarious Surgical will expand robotic surgery into millions of new procedures. Backed by the world’s most forward thinking investors. Leading strategic investors validate Vicarious Surgical’s vision of expanding the future of robotic surgery and advancing minimally invasive care. BILL GATES

Transitioning from Discovery to Design Lock Commercial Readiness

Vicarious Surgical Major Milestone: First Build Under Control ● Completed under control, where every subsystem, every part, and every assembly step were documented, traceable, and auditable ● A clear transition point in maturity of the organization ● Parts assembled in a manner that can scale into manufacturing Vicarious Surgical achieved one of the most important milestones in the development of our robotic surgical platform Apr/2025

Vicarious Surgical August 2025: Efficiency Proof Point Second build demonstrated scalability & reproducibility. ● Same requirements, rebuilt faster and more efficiently ● Demonstrated ability to repeat build under control ● Confidence in scalability of platform integration ● We stressed the platform in a controlled environment, captured insights into stability and reliability, and identified where refinements were needed. Apr/25 Aug/25

Vicarious Surgical Current Progress Apr/25 Steady incorporation of remaining requirements. Aug/25 Sept/25 ● Team has been focused on incorporating the remaining design requirements into the system ● From mid - June to September, we’ve progressed from 49% to 63% functionality ● Clear trajectory toward 100%

Vicarious Surgical Next Major Milestone: Production Equivalent System Apr/25 Production - Equivalent System Aug/25 Sept/25 Mid/26 ● Will mark a true inflection point in our development program ● Will serve as the basis for manufacturing, clinical use, and ultimately commercialization ● This milestone will bring us to the system that matters most: a production - equivalent platform that will advance through design lock and into clinic

Vicarious Surgical Major Inflection Point: Design Lock Apr/25 Design lock = end of Discovery, start of Regulatory V&V Aug/25 Sept/25 Mid/26 Yr - End/26 ● All Design Requirements frozen ● Multiple builds under control → hardened, stable system ● Ready to advance into Regulatory V&V and clinic ● Has been hardened through multiple cycles of controlled integration

Vicarious Surgical Proven Leadership: The Expertise to Execute Hardware Lisa Futato Software Todd Storch Electrical David Bonyuet Operations Mike Varieur Clinical & Regulatory Mike Tricoli Quality Jai Paul Program Management Jay Therriault Commercial Edaun Pickholz

Vicarious Surgical: Bringing An Open - Surgery Experience to Robotics Join Us In Transforming Surgery For Millions Of Patients Worldwide Vicarious Surgical 78 Fourth Avenue Waltham, MA 02451 US ir@vicarioussurgical.com Vicarious Surgical